EXHIBIT K


                                    GUARANTY
                             AND SECURITY AGREEMENT

                                                         Date:  April 22, 1996

SECTION 1. Definitions. The following terms have the following meanings unless otherwise specified herein:

"Bank" means Republic National Bank of New York, a national banking association, and its successors and assigns, and any Person acting as agent or nominee for Republic National Bank of New York and any corporation the stock of which is owned or controlled directly or indirectly by, or is under common control with, Republic National Bank of New York and/or Republic New York Corporation.

"Bankruptcy Code" shall mean the United States Bankruptcy Code, and any amendments thereto (Title 11, United States Code).

"Borrower", shall mean Wise Partners, L.P., a Delaware limited partnership (if more than one, "Borrower" shall mean each, any or all of them).

"Claims" shall mean each "claim" as that term is defined under Section 101(4) of the Bankruptcy Code.

"Collateral"   shall  mean  all  property   that  secures  the  payment  of  the
Obligations, and any Proceeds thereof.

"Guaranty" shall mean this Guaranty and Security Agreement.

"Guarantor" shall mean the undersigned (and if more than one, "Guarantor" shall mean each, any and all of them, jointly and severally).

"Liabilities" shall mean any and all indebtedness, obligations (whether monetary or non-monetary) and liabilities of Guarantor to the Bank under this Guaranty, and all Claims thereon.

"Lien" means any lien, security interest, pledge, hypothecation, or other claim in or with respect to any Security.

"Obligations" shall mean any and all indebtedness any and all indebtedness in connection with the $3,000,000 demand grid note dated April 22, 1996 and any reasonable expenses related thereto.

"Person" shall mean any natural person, corporation, partnership, trust, government or other association or legal entity.

"Proceeds" shall have the meaning assigned to that term by the New York Uniform Commercial Code, as amended, and also means all "proceeds," "products," "offspring," "rents" or "profits" of any property, as such quoted terms are used in the Bankruptcy Code.

"Security" shall mean any property which secures payment or performance of any of the Liabilities, and all Proceeds thereof.

SECTION 2. Scope of Guaranty. In consideration of any extension of credit or other financial accommodation heretofore, now or hereafter made by the Bank to or for the account of the Borrower, whether voluntary or obligatory, Guarantor hereby absolutely and unconditionally guarantees to the Bank the prompt and complete payment and performance when due (whether at stated maturity, by required prepayment, acceleration, or otherwise) of all Obligations and all expenses incurred in collecting or enforcing the same, as more fully set forth below, all of which conclusively shall be deemed to have been incurred in reliance upon this Guaranty, as if each of the foregoing were the direct and primary legal responsibility of Guarantor and not the Borrower.

SECTION 3. Security. As Security for the Liabilities of Guarantor, Guarantor hereby grants to the Bank a continuing lien upon and security interest in, and hereby pledges, assigns and transfers to the Bank, all right, title and interest of Guarantor in and to all deposits (general or special) of Guarantor at any time maintained with the Bank or any branch, subsidiary or affiliate of the Bank, wherever located, and any substitutions and all products and Proceeds thereof, and any other property described below, whether now or hereafter existing or acquired and wherever located, and any substitutions and all products and Proceeds (including but not limited to insurance proceeds) thereof:

[mark or initial the applicable boxes]

Specific                X        All of the following property:  See Schedule A
Property


Guarantor further grants to the Bank a continuing lien upon and security interest in, and hereby pledges and assigns to the Bank, all right, title and interest of Guarantor in and to any and all moneys, securities and any other property of Guarantor and the Proceeds thereof, now or hereafter actually or constructively held or received by or in transit to or from the Bank, including its branches, subsidiaries and affiliates, wherever located, for any purpose, including, without limitation, for collection, custody, pledge and transmission. Guarantor hereby authorizes the Bank to sign and file financing statements at any time with respect to any Security without the signature of Guarantor. Guarantor will, however, at any time on request of the Bank, sign financing statements, trust receipts, security agreements or other agreements or instruments with respect to any Security. Upon Guarantor's failure to do so, the Bank is authorized, as the agent of Guarantor, to sign (and file, if Bank deems appropriate) any such instrument. Guarantor agrees to pay all filing fees and to reimburse the Bank for all costs and expenses of any kind reasonably incurred in any way in connection with the Security.

    The Bank or its nominee may exercise any right of Guarantor with respect to any Security whether or not any Obligation or Liability is then due and payable or any default has occurred. In any statutory or non-statutory proceeding, affecting the Borrower, Guarantor or any Security or any Obligation or Liability, the Bank or its nominee may, whether or not any Obligation or Liability is then due and payable or any default shall have occurred, and regardless of the amount of Obligations or Liabilities, assert, or file a proof of claim for, the full amount of any such Obligation, Liability or the Security and vote such claim, for the full amount thereof: (a) for or against any proposal or resolution; (b) for a trustee or trustees or for a committee of creditors; or (c) for the acceptance or rejection of any proposed arrangement, plan of reorganization, wage earners plan, composition or extension, and the Bank or its nominee may receive any payment or distribution and give acquittance therefor and may exchange or release any Security. Guarantor agrees that at any time, whether or not any Obligation or Liability is then due and payable or any default shall have occurred, the Bank shall have the right to notify any account debtor (with respect to any Security consisting of Accounts), or the obligor on any Instrument or other right or claim of Guarantor to any payment which is Security, to make payment directly to the Bank, whether or not any default shall have occurred and whether or not Guarantor was theretofore making collections on such Security, and also to take control of any Proceeds the Bank is entitled to under Section 9-306 of the New York Uniform Commercial Code. If any Security consists of Accounts, Instruments or other rights or claims of Guarantor to any payment, then at the Bank's request Guarantor shall promptly notify (in manner, form and substance satisfactory to the Bank) all Persons obligated to Guarantor under any such Accounts, Instruments or other rights or claims of Guarantor to any payment that the Bank possesses a security interest in such Accounts, Instruments or other rights or claims of Guarantor to any payment and that all payments in respect of such Accounts, Instruments or other rights or claims of Owner to any payment are to be made directly to the Bank. Guarantor shall not settle, compromise or adjust any disputed amount, or allow any credit, rebate or discount with respect to any Account, Instrument or other right or claim of Guarantor to any payment which constitutes Security under this Guaranty. After the Bank shall have given any notice to an account debtor of the type specified above, any and all accounts recovered by Guarantor from the account debtor or other obligor so notified shall be promptly remitted to the Bank, and until so remitted shall be segregated by Guarantor and held in trust for the Bank.

    Any and all stocks, bonds or other securities of Guarantor at any time held by the Bank hereunder may, with notice, when an event of default exists hereunder, be registered in the name of the Bank or its nominee without disclosing that the Bank is a pledgee. The Bank or such nominee (when an event of default exists hereunder and regardless of the amount of Obligations or Liabilities) may, with notice, exercise all voting and Corporate rights at any meeting of any corporation issuing such stocks, bonds or other securities, and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to such stocks, bonds or other securities as if the absolute owner thereof, including without limitation the right to exchange, at its discretion, any and all of such stocks, bonds or other securities for other stocks, bonds, securities or any other property upon the merger, consolidation, reorganization, recapitalization or other readjustment of any corporation issuing the same or upon the exercise by the issuing corporation or the Bank of any right, privilege or option pertaining to such stocks, bonds, or other securities, and in connection therewith, to deposit and deliver any and all of such stocks, bonds or other securities with any committee, trustee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it. If Guarantor, as registered holder of any security, shall become entitled to receive or does receive any stock certificate, option or right, in substitution of, or in exchange for, such security, or otherwise, Guarantor agrees to accept same as the Bank's agent and to hold same in trust for the Bank, and to forthwith deliver the same to the Bank in the exact form received, with Guarantor's endorsement when necessary, to be held by the Bank as Security.

    Guarantor recognizes that the Bank may be unable to effect a public sale of any securities which may constitute a portion of the Security by reason of certain prohibitions contained in the Securities Act of 1933 and applicable state securities laws and instead may resort to one or more private sales of such Security to a restricted group of purchasers who would be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Guarantor recognizes and agrees that, because of this restriction, sales of securities may result in prices and other terms less favorable to the seller than if the disposition were made pursuant to a public sale and, notwithstanding such circumstances, agrees that any such private or limited sale or sales shall be deemed to have been made in a commercially reasonable manner. The Bank shall be under no obligation to delay a sale of any of the securities constituting part of the Security for the period of time necessary to permit the issuer of such securities to register them for public sale under the Securities Act of 1933 or under applicable state securities laws.

    To the extent permitted by applicable law, the Bank or its nominee is hereby given a right of setoff for the amount of the Liabilities upon any of and all said deposits and any credits of Guarantor with, and any and all claims of Guarantor against, the Bank at any time existing and the Bank is hereby authorized to setoff and apply such deposits, credits and claims, without prior notice or demand, to the Liabilities in such order and amounts as the Bank may elect.

    Guarantor shall, upon request of the Bank, assemble the Security and make it available to the Bank at a place to be designated by the Bank which is reasonably convenient to the Bank and Guarantor. The Bank will give Guarantor notice of the time and place of any public sale of the Security or of the time after which any private sale or any other intended disposition thereof is to be made by sending notice, as provided below, at least five days before the time of the sale or disposition, which provisions for notice Guarantor agrees are reasonable. No such notice need be given by the Bank with respect to Security which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. Guarantor shall remain liable to the Bank for the payment of any deficiency with interest thereon at the highest rate applicable to the Obligations, or if no rate is specified with respect to such Obligations, at the then legal rate of interest.

    Guarantor will do all such other acts and things and will execute and deliver all such other instruments and documents, including further security agreements, pledges, endorsements, assignments, and notices as the Bank may reasonably deem necessary or advisable from time to time in order to perfect and preserve the Liens created by this Guaranty and will, at its own cost and expense, cause such Lien to be perfected and continue to be perfected and to be and remain prior to all other Liens. The Bank, acting through its officers, employees and authorized agents, is hereby irrevocably appointed the attorney-in-fact of Guarantor to do, at Guarantor's expense, all acts and things which the Bank may reasonably deem necessary or advisable to preserve, perfect, continue to perfect and/or maintain the priority of such Liens, including the signing of financing, continuation or other similar statements and notices on behalf of Guarantor, and which Guarantor is required to do by the terms of this Guaranty. Guarantor hereby authorizes the Bank to sign and file financing statements with respect to the Security without the signature of Guarantor. Guarantor shall pay all filing fees for financing statements with respect to the Security.

SECTION 4. Reinstatement. If after receipt of any payment of or proceeds of Security applied (or intended to be applied) to the payment of, all or any part of the Obligations, the Bank is for any reason compelled to surrender or voluntarily surrenders, such payment or proceeds to any person, (a) because such payment or application of proceeds is or may be avoided, invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, fraudulent conveyance, impermissible setoff or a diversion of trust funds; or
(b) for any other reason, including without limitation (i) any judgment, decree or order of any Court or administrative body having jurisdiction over the Bank or any of its property, or (ii) any settlement or compromise of any such claim effected by the Bank with any such claimant (including the Borrower), then the Obligations or part thereof intended to be satisfied shall be reinstated and continue and this Guaranty shall continue in full force as if such payment or proceeds had not been received by the Bank, notwithstanding any revocation thereof or the cancellation of any note or other instrument evidencing any Obligation or otherwise; and Guarantor shall be liable to pay to the Bank, and hereby does indemnify the Bank and hold the Bank harmless for, the amount of such payment or proceeds so surrendered and all expenses (including all attorneys' fees, court costs and expenses attributable thereto) incurred by the Bank in the defense of any claim made against the Bank that any payment or proceeds received by the Bank in respect of all or any part of the Obligations must be surrendered. The provisions of this Section 4 shall survive the termination of this Guaranty, and any satisfaction and discharge of the Borrower by virtue of any payment, court order or any federal or state law.

SECTION 5. Waiver. Guarantor hereby waives (a) notice of acceptance of this Guaranty and all notice of the creation, extension or accrual of any of the Obligations; (b) presentment and protest; (c) notice of any other nature whatsoever, except for notices specifically provided for in this Guaranty or which may not be waived under applicable law; (d) any requirement that the Bank file any claim in the event of the bankruptcy of the Borrower; or (e) failure to exercise or enforce the Bank's rights under any other guaranties of or security for the Obligations; and Guarantor further agrees that this Guaranty will not be discharged (subject to the provisions contained in Section 11) except by complete performance of all Obligations of the Borrower and the Liabilities of Guarantor hereunder. **See Addendum to this Section 5.

SECTION 6. Consent. Guarantor hereby consents that from time to time, and without further notice to or consent of Guarantor, the Bank may take any or all of the following actions without diminishing, releasing or otherwise affecting the liability of Guarantor to pay and perform under this Guaranty: (a) extend, renew, modify, compromise, settle or release the Obligations (including without limitation any increase or decrease in the interest rate); (b) release or compromise any liability of any party or parties with respect to Obligations;
(c) release its security interest in any or all of the Collateral or exchange, surrender, or otherwise deal with the Collateral as the Bank may determine; or
(d) exercise or refrain from exercising any right or remedy of the Bank against any person or property.

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SECTION 7. Guaranty  Absolute.  The  liability of Guarantor  under this Guaranty shall be absolute and unconditional irrespective of any lack of validity, regularity or enforceability of the Obligations or any note, instrument or agreement evidencing the same or relating thereto, the acceptance of additional guarantees or collateral or the termination, by operation of law or otherwise, of the liability of anyone with respect to the Obligations, or any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower.

SECTION 8. [Deleted]

SECTION 9. Expenses. Guarantor hereby agrees to pay any and all expenses reasonably incurred by the Bank in enforcing any rights under this Guaranty or in defending any of its rights or any amounts received hereunder. Without limiting the foregoing, Guarantor agrees that whenever any attorney is used by the Bank to obtain payment hereunder, to advise it as to its rights, to adjudicate the rights of the parties hereunder or for the defense of any of its rights or amounts received hereunder, the Bank shall be entitled to recover all reasonable attorneys' fees, court costs, and expenses attributable thereto.

SECTION 10. Binding Effect. Except to the extent it may be terminated in accordance with Section 11, this Guaranty shall remain in full force and effect and shall be binding upon Guarantor, its successors and assigns, in accordance with its terms, notwithstanding any increase, decrease or change in the partners of Guarantor, if it should be a partnership, or the merger, consolidation, or reorganization of Guarantor, if it be a corporation, or any other change concerning the form, structure or substance of any such entity.

SECTION 11. Continuing Guaranty; Termination. This Guaranty is a continuing guaranty, which shall remain in effect until notice of termination in writing from Guarantor is actually received by the Bank at the Bank's address set forth below. Such termination will be effective only with respect to all Obligations incurred or contracted by the Borrower or acquired by the Bank after the date on which such notice is so received, but this Guaranty shall remain in full force and effect as to all Obligations existing at the date of receipt of such notice, including all renewals, compromises, modifications, extensions and other amendments relating thereto, all interest thereon and collection expenses therefor, until full payment of such Obligations to the Bank.

SECTION 12. Obligations Deemed to Become Due. If the Borrower or Guarantor makes an assignment for the benefit of creditors or a trustee or receiver is appointed for the Borrower or Guarantor or for any of its property; or any proceeding by or against the Borrower or Guarantor (or any other guarantor), under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt, receivership, liquidation or dissolution law or statute is commenced; or Guarantor fails to furnish to the Bank such financial information concerning Guarantor as the Bank may from time to time request; or Bank shall in good faith determine that there has been a material adverse change in Guarantor's or the Borrower's net worth or in good faith deem itself insecure with respect to Guarantor's or the Borrower's financial condition or ability to pay the Liabilities or Obligations, as the case may be, then all Obligations, regardless of their terms, for the purposes of this Guaranty, together with all Liabilities, shall be immediately due and payable, notwithstanding the absence of any default by the Borrower under any of the Obligations.

SECTION 13. [Deleted]

SECTION 14. Notices. Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by first class mail or by facsimile transmitter, and shall be effective when received, and shall be sent as follows:

    If to the Guarantor, to the address set forth below its signature or such other address as it may designate, by written notice to the Bank as herein provided or such other address as may appear in the records of the Bank.

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If to the Bank, to the following address:

                       Republic National Bank of New York
                                452 Fifth Avenue
                            New York, New York 10018
                           Attention: Loan Department

or such other address as it may designate, by written notice to the Guarantor as herein provided. **See Addendum to this section 14.

SECTION 15. Other Guarantees; Amendments. The execution and delivery hereafter to the Bank by Guarantor of a new instrument of guarantee shall not terminate, supersede or cancel this instrument, unless expressly provided therein, and this instrument shall not terminate, supersede or cancel any instrument of guarantee previously delivered to the Bank by Guarantor, and all rights and remedies of the Bank hereunder or under any instrument of guarantee hereafter or heretofore executed and delivered to the Bank by Guarantor shall be cumulative and may be exercised singly or concurrently. This Guaranty may be amended only by a writing executed by Guarantor and a duly authorized officer of the Bank.

SECTION 16. No Waiver; Cumulative Remedies. No delay on the part of the Bank in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof. NO WAIVER OF ANY PROVISION OF THIS GUARANTY IS EFFECTIVE UNLESS MADE IN WRITING AND EXECUTED BY A DULY AUTHORIZED OFFICER OF THE BANK. All rights and remedies hereunder are cumulative and may be exercised singly or concurrently.

SECTION 17. Statute of Limitations. Any acknowledgment, new promise, payment of principal or interest or other act by the Borrower or others with respect to the Obligations shall be deemed to be made as agent of Guarantor, and shall, if the statute of limitations in favor of Guarantor against the Bank shall have commenced to run, toll the running of such statute of limitations, and if such statute of limitations shall have expired, prevent the operation of such statute.

SECTION 18. Governing Law; Consent to Jurisdiction; Service of Process. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York made and to be performed wholly within that State. Guarantor hereby consents to the jurisdiction of the courts of the State of New York and the courts of the United States of America for the Southern District of New York and consents that any' action or proceeding hereunder may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and authorizes the service of process on Guarantor by registered or certified mail sent to its address as set forth in Section 14.

SECTION 19. RIGHT OF BANK TO ARBITRATE DISPUTES.

(a) GUARANTOR AGREES THAT ANY ACTION, DISPUTE, PROCEEDING, CLAIM OR CONTROVERSY BETWEEN OR AMONG GUARANTOR AND THE BANK WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE ("DISPUTE" OR "DISPUTES") SHALL, AT THE BANK'S ELECTION, WHICH ELECTION MAY BE MADE AT ANY TIME PRIOR TO THE COMMENCEMENT OF A JUDICIAL PROCEEDING BY THE BANK, OR IN THE EVENT OF A JUDICIAL PROCEEDING INSTITUTED BY GUARANTOR AT ANY TIME PRIOR TO THE LAST DAY TO ANSWER AND/OR RESPOND TO A SUMMONS AND/OR COMPLAINT MADE BY GUARANTOR, BE RESOLVED BY ARBITRATION IN NEW YORK, NEW YORK IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 19 AND SHALL, AT THE ELECTION OF THE BANK, INCLUDE ALL DISPUTES ARISING OUT OF OR IN


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



         CONNECTION WITH (I) THIS GUARANTY OR ANY RELATED AGREEMENTS OR INSTRUMENTS, (II) ALL PAST, PRESENT AND FUTURE AGREEMENTS INVOLVING GUARANTOR AND THE BANK, (III) ANY TRANSACTION CONTEMPLATED HEREBY AND ALL PAST, PRESENT AND FUTURE TRANSACTIONS INVOLVING GUARANTOR AND THE BANK, AND (IV) ANY ASPECT OF THE PAST, PRESENT OR FUTURE RELATIONSHIP OF GUARANTOR AND THE BANK. Bank may elect to require arbitration of any such Dispute with Guarantor without thereby being required to arbitrate all Disputes between the Bank and Guarantor. Any such dispute shall be resolved by binding arbitration in accordance with Article 75 of the New York Civil Practice Law and Rules and the commercial arbitration rules of the American arbitration association ("AAA"). In the event of any inconsistency between such Rules and these arbitration provisions, these provisions shall supersede such Rules.
         All statutes of limitations which would otherwise be applicable shall apply to any arbitration proceeding under this subsection 19(a). In any arbitration proceeding subject to these provisions, the arbitration panel (the "arbitrator") is specifically empowered to decide (by documents only, or with a hearing, at the arbitrator's sole discretion) pre-hearing motions which are substantially similar to pre-hearing motions to dismiss and motions for summary adjudication. In any such arbitration proceeding, the arbitrator shall not have the power or authority to award punitive damages to any party. Judgment upon the award rendered may be entered in any court having jurisdiction. Whenever an arbitration is required, the parties shall select an arbitrator in the manner provided in subsection 19(d).

(b) No provision of, nor the exercise of any rights under, subsection 19(a) shall limit the right of any party (i) to foreclose against any real or personal property collateral through judicial foreclosure, by the exercise of a power of sale under a deed of trust, mortgage or other security agreement or instrument, pursuant to applicable provisions of the Uniform Commercial Code, or otherwise pursuant to applicable law, (ii) to exercise self help remedies including but not limited to setoff and repossession, or
     (iii) to request and obtain from a court having jurisdiction before, during or after the pendency of any arbitration, provisional or ancillary remedies and relief including but not limited to injunctive or mandatory relief or the appointment of a receiver. The institution and maintenance of an action or judicial proceeding for, or pursuit of, provisional or ancillary remedies or exercise of self help remedies shall not constitute a waiver of the right of the Bank, even if the Bank is the plaintiff, to submit the Dispute to arbitration if the Bank would otherwise have such right.

(c) The Bank may require arbitration of any Dispute(s) concerning the lawfulness, unconscionableness, propriety, or reasonableness of any exercise by the Bank of its right to take or dispose of any Collateral or its exercise of any other right in connection with Collateral including, without limitation, judicial foreclosure, exercising a power of sale under a deed of trust or mortgage, obtaining or executing a writ of attachment, taking or disposing of property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code or otherwise as permitted by applicable law, notwithstanding any such exercise by the Bank.

(d) Whenever an arbitration is required under subsection 19(a), the arbitrator shall be selected, except as otherwise herein provided, in accordance with the Commercial Arbitration Rules of the AAA. A single arbitrator shall decide any claim of $100,000 or less and he or she shall be an attorney with at least five years' experience. Where the claim of any party exceeds $100,000, the Dispute shall be decided by a majority vote of three arbitrators, at least two of whom shall be attorneys (at least one of whom shall have not less than five years' experience representing commercial banks).

(e) In the event of any Dispute governed by this Section 19, each of the parties shall, subject to the award of the arbitrator, pay an equal share of the arbitrator's fees. The arbitrator shall have the power to award recovery of all costs and fees (including attorneys' fees, administrative fees, arbitrator's fees, and court costs) to the prevailing party.

SECTION 20. Severability. If any one or more of the provisions contained in this Guaranty or any document executed in connection herewith shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not (to the full extent permitted by law) in any way be affected or impaired.

SECTION 21. Headings. The descriptive headings used in this Guaranty are for convenience only and shall not be deemed to affect the meaning or construction of any provision hereof.

SECTION 20. WAIVER OF TRIAL BY JURY. EACH OF THE BANK AND GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY OR AGAINST IT ON ANY MATTERS WHATSOEVER, IN CONTRACT OR IN TORT, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS GUARANTY OR THE OBLIGATIONS.

SECTION 21. WAIVER OF CERTAIN OTHER RIGHTS. GUARANTOR HEREBY WAIVES THE RIGHT TO INTERPOSE ANY DEFENSE BASED UPON ANY CLAIMS OF LACHES OR SET-OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION, ANY OBJECTION BASED ON FORUM NON CONVENIENS OR VENUE, AND ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES.

IN WITNESS WHEREOF the Guarantor(s) has/have executed this Guaranty and Security Agreement.

[SEAL]
                              /s/______________________________________________
                                  Saul P. Steinberg
                                  740 Park Avenue, New York, NY
                                  Address


                             /s/______________________________________________
                                  Jonathan L. Steinberg
                                  22 West 15th Street, Apt. 7I, NY, NY
                                  Address

[Individual Acknowledgment]
STATE OF NEW YORK
COUNTY OF NEW YORK

         On this 22nd day of April, 1996, before me personally appeared Jonathan
L. Steinberg, to me known, and known to me to be the individual described in and who executed the foregoing instrument and he duly acknowledged to me that he executed the same.


                           /s/________________________________________________
                              Notary Public


[Individual Acknowledgment]
STATE OF NEW YORK
COUNTY OF NEW YORK

         On this 18th day of April, 1996, before me personally appeared Saul P. Steinberg, to me known, and known to me to be the individual described in and who executed the foregoing instrument and he duly acknowledged to me that he executed the same.


                           /s/________________________________________________
                                Notary Public

[Corporate Acknowledgment]
STATE OF NEW YORK
COUNTY OF

         On this day Of            ,19, before me personally came
         , and                           , to me known who, being duly sworn,
deposes and says that (t)(s)he(y) is/are the
         and the           of       , the
corporation  described  in  and  which  executed  the  above  instrument;   that
(t)(s)he(y) know(s) the seal of the corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and (t)(s)he(y) signed his (her) (their) name(s) by like order.

                             --------------------------------------------------
                              Notary Public

                              SCHEDULE AND ADDENDA
                                       TO
                         GUARANTY AND SECURITY AGREEMENT
                              DATED APRIL 22, 1996
                                       OF
                   JONATHAN L. STEINBERG AND SAUL P. STEINBERG
                                       TO
                       REPUBLIC NATIONAL BANK OF NEW YORK


Schedule A - Property constituting Security

A.       Deposited by Jonathan L. Steinberg:

                  55,000 Shares of Common Stock of Individual Investor Group, Inc. ("IIGI")


B.       Deposited by Saul P. Steinberg:

                 500,000 Shares of Common Stock of IIGI
                 650,000 Shares of Common Stock of Reliance Group Holdings, Inc.


Addendum to Section 5

Bank hereby agrees to seek payment of the Obligation, first by making demand for payment from the Borrower, second by demanding payment from the Guarantors under this Guaranty and then by selling the Security.


Addendum to Section 14

With respect to any notice relating to a default of the Borrower or any Guarantor or to the sale of any Security hereunder, Bank shall attempt to give oral notice of such default by placing a telephone call to Jonathan L. Steinberg (212-843-2744) and to Saul P. Steinberg (212-909-1100). However, the failure of the Bank to reach either or both of these individuals by telephone shall not prevent the Bank from exercising any of its rights under law or this Guaranty. Copies of all written notices given by Bank to the Guarantors shall be sent to:

Graubard Mollen & Miller                     Howard E. Steinberg, Esq.
600 Third Avenue                             General Counsel
New York, New York 10016                     Reliance Group Holdings, Inc.
Attention:  Peter M. Ziemba                  Park Avenue Plaza
Tel No:  (212)  818-8667                     55 East 52nd Street
                                             New York, New York  10055
                                             Tel No:  (212)  909-1394

                                      RIDER
                                       TO
                         GUARANTY AND SECURITY AGREEMENT
                           DATED AS OF APRIL 22, 1996
                                       OF
                   JONATHAN L. STEINBERG AND SAUL P. STEINBERG
                                       TO
                       REPUBLIC NATIONAL BANK OF NEW YORK



         A. This Rider constitutes part of the Guaranty and Security Agreement, dated as of April 22, 1996, of Jonathan L. Steinberg and Saul P. Steinberg to Republic National Bank of New York, to which this Rider is attached. Capitalized terms that are used but are not defined in this Rider are used as they are defined in the printed portion of said Guaranty and Security Agreement (the "Printed Text"). In the event of any conflict between the Printed Text and this Rider, the terms set forth in this Rider shall control (except to the extent that the printed Text includes any typewritten changes, in which case the Printed Text as so changed shall control). References to this Guaranty, and like references, whether appearing in the Printed Text, any Addendum (including the schedule and addenda, the "Addendum") or in this Rider, shall mean the Printed Text, any such Addendum and this Rider, and shall include the same as supplemented, modified, amended or restated from time to time in accordance with the terms of this Guaranty.

         B. Each Guarantor represents and warrants to Bank, severally as to himself only and not jointly and only as to any Collateral pledged by him, as to each of the matters set forth below: (a) such Guarantor has the full legal capacity, power and authority to execute and deliver this Guaranty and to perform all of such Guarantor's obligations hereunder; and (b) this Guaranty is the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms and provisions. Each Guarantor further represents, warrants and covenants, severally as to himself only and not jointly and only as to any Collateral pledged by him, that the following are true and correct at present and at all times while any Obligations are outstanding the following will be true and correct; such Collateral (i) is and will be owned of record (unless in the name of Bank's nominee) and beneficially solely by the undersigned (except as otherwise provided in this Guaranty) with good and marketable title thereto, free and clear of any lien, security interest, charge or encumbrance, except that the Bank will have a valid first priority security interest therein, (ii) is and will be duly and validly issued, fully paid and non-assessable (iii) in the case of Jonathan L. Steinberg, the 13,000, 20,000, 18,000 and 4,000 shares of Common Stock of Individual Investor Group, Inc. pledged by him as Collateral were acquired by him in open market purchase transactions on January 11, 1995, May 17, 1995, May 22, 1995 and May 23, 1995, respectively, and are not "restricted securities" under Rule 144 ("Rule 144") promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"); and (iv) in the case of Saul P. Steinberg, all Collateral pledged by him has been beneficially owned by him for a period of at least three (3) years determined in accordance with paragraph (d) of Rule 144.

         C. Without limiting the generality of any other provision of this Guaranty, Bank shall have, and shall be entitled to exercise, all the rights and remedies granted to a secured party under the New York Uniform Commercial Code, except as otherwise expressly provided in this Guaranty. To the extent waiver is not limited under applicable law, each Guarantor hereby expressly waives each and every claim or defense, and agrees that such Guarantor will not assert or pursue (by action, suit, counterclaim or otherwise) any claim or defense, respecting (i) the selection or order of disposition of the Collateral (which may be as to such Collateral, and in any order, Bank may select in its reasonable discretion, and may be without regard to any holding period or tax basis that any person may have therein), (ii) the private sale of any shares of Individual Investor Group, Inc., whether or not any public market exists and regardless of the availability of any registration statement or of Rule 144,
(iii) the choice or timing of any sale date (which Bank may select in its reasonable discretion), irrespective of whether greater sale proceeds would be realizable on a different sale date, (iv) the adequacy of the sale price of any shares of Individual Investor Group, Inc., (v) any insufficiency of the proceeds to fully satisfy the Liabilities or (vi) any sale of shares of Individual Investor Group, Inc., to the first person to receive an offer or make a bid or the selection of any purchaser of those shares (which may be restricted, in Bank's discretion, to purchasers or prospective purchasers by number, class, nature and investment intention) or any default by any such purchaser; provided that such dispositions are effected in a commercially reasonable manner. In enforcing its remedies, Bank may sell pledged shares of Reliance Group Holdings, Inc. only through public markets.

         D. In enforcing its rights in accordance with Addendum to Section 5, and without limiting the rights of Bank under the Printed Text, but subject however to the provisions of the Addendum and to any typewritten provisions in the Printed Text, Bank may take (and/or may cause one or more of its designees to take) any or all of the following actions, all without notice to the Guarantor or any other person (except as may otherwise be required in this Guaranty or by applicable law), with a single notice (if required or otherwise given, and except as otherwise required under the Addendum) being sufficient to entitle Bank from time to time thereafter to take any one or more of the actions described below; to sell, assign, lease or otherwise dispose of the whole of, or from time to time any part of, the Collateral, or offer or agree to do so, in any established market or, in the case of shares of Individual Investor Group, Inc., private sale or public auction or sale (with or without demand on the Guarantor or any advertisement or other notice of the time, place or terms of sale, and with or without any reserve or minimum bid price, whether disclosed or undisclosed) for cash and upon such other terms and subject to such other conditions as Bank in its reasonable discretion may determine, and the Bank may postpone or adjourn any such auction, sale or other disposition or cause the same to be postponed or adjourned from time to time to a subsequent time and place, or to abandon or cause the abandonment of the same, all without any advertisement or other notice thereof, and to carry out any agreement to sell any item or items of the Collateral in accordance with the terms and provisions of such agreement, notwithstanding that, after Bank shall have entered into such an agreement, all of the Liabilities may have been paid and satisfied in full. Any sale of Collateral conducted in conformity with reasonable commercial practices of banks disposing of similar collateral shall be deemed to be commercially reasonable for all purposes of this Guaranty.

         E. This Rider may be executed in one or more counterparts which, taken together, shall constitute one and the same instrument and each of which shall be deemed an original.

         IN WITNESS WHEREOF, the Guarantor has executed and delivered this Guaranty for the benefit of Bank as of the date set forth in the Printed Text.



                                      /s/___________________________________
                                          Jonathan L. Steinberg



                                     /s/___________________________________
                                          Saul P. Steinberg


Acknowledged and Agreed:

REPUBLIC NATIONAL BANK OF NEW YORK


By: /s/___________________________________
                           , Vice President